As filed with the Securities and Exchange Commission on July 30, 2001

                                          Registration Number 33-____________
 ============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                        JACK HENRY & ASSOCIATES, INC.
            (Exact name of Registrant as specified in its charter)

           Delaware                    7373                   43-1128385
 (State or other jurisdiction     (Primary Standard        (I.R.S. Employer)
      of incorporation         Industrial Classification  Identification No.)
      or organization)               Code Number)

                                63 Highway 60
                                 P.O. Box 807
                           Monett, Missouri  65708
                                (417) 235-6652
  (Address, including zip code and telephone  number, including area code, of
                   Registrant's principal executive offices)
                               ----------------
                               Michael E. Henry
                           Chief Executive Officer
                        Jack Henry & Associates, Inc.
                         663 Highway 60, P.O. Box 807
                           Monett, Missouri  65708
                                (417) 235-6652
     (Name, address, including zip code and telephone number, including area code, of agent for service)

                                  Copies to:

                           Robert T. Schendel, Esq.
                       Shughart, Thomson & Kilroy, P.C.
                            Twelve Wyandotte Plaza
                       120 West 12th Street, Suite 1600
                         Kansas City, Missouri  64105
                               ----------------

         Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement

   If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the
 following box.  [   ]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend
 or interest reinvestment plans, check the following box.  [   ]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the
 Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________________

   If delivery of the prospectus is expected to be made pursuant to Rule 434,
 please check the following box.  [   ]

                        CALCULATION OF REGISTRATION FEE

 ============================================================================
     Title of                    Proposed        Proposed
   Each Class of    Amount       Maximum         Maximum          Amount of
 Securities to be   to be     Offering Price     Aggregate       Registration
     Registered   Registered  Per Share (1)   Offering Price (1)     Fee
 ----------------------------------------------------------------------------

   Common Stock
 $0.01 par value    761,989       $26.17        $19,941,252         $4,985
 ----------------------------------------------------------------------------

    (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based on the average high and low prices of the Common Stock as reported on Nasdaq on July 23, 2001.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the
 Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  [Jack Henry & Associates, Inc, Letterhead]

 Dear Participant:

      As a participant in the Jack Henry & Associates, Inc. 401(k) Employee Stock Ownership Plan (the "Plan"), the trustee of the Plan (the "Trustee") has purchased shares of Jack Henry common stock on your behalf. We have determined that shares that may have been purchased on your behalf between January 1, 1994 and June 27, 2001, were not properly registered under the Securities Act of 1933. Therefore, in order to comply with federal and state securities laws, Jack Henry is offering to repurchase the shares of its Common Stock that may have been purchased on your behalf during that time period. You are not obligated in any way to accept this offer.

      Enclosed is a Prospectus detailing the terms and background of the offer. While you are encouraged to read the Prospectus thoroughly before deciding to accept or reject the offer, the following summary of the offer is provided for your reference:

      * Jack Henry will repurchase the shares of its Common Stock that may have been purchased on your behalf during the period January 1, 1994 through June 27, 2001;

      * The purchase price will be the price originally paid for the shares plus interest, less any income dividends received on the shares;

      * You have until 11:59 p.m., Central Standard Time, on _______, 2001 to accept the offer;

      * Failure to accept the offer by _________, 2001 will be deemed a rejection of the offer;

      * If you accept the offer, your account balance in the Jack Henry Common Stock Fund will be reduced, and the proceeds will be reinvested by the Trustee of the Plan pursuant to your recorded investment election;

      * Rescission offerees who elect to accept the recission offer must tender all of their common stock currently held under the plan.

      * If you reject the offer, your account balance in the Jack Henry Common Stock Fund will not change and the Jack Henry common stock purchased on your behalf between January 1, 1994 and June 27, 2001 will be registered under the Securities Act of 1933, effective as of the date of this Prospectus.

      In order to accept the offer you must complete the form provided (attached as Appendix I to the Prospectus) and mail or return it by _______, 2001 to Kevin D. Williams, Jack Henry & Associates, Inc., 663 Highway 60, Monett, Missouri 65708.

      If you have any questions regarding the offer please call Kevin D. Williams at (417) 235-6652 between 9:00 a.m. and 5:00 p.m., Central Standard Time.

                               Sincerely,

                               /s/ Michael E. Henry
                               --------------------
                               Michael E. Henry

 INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

 PROSPECTUS (Subject to Completion, Issued July 30, 2001)




                                  PROSPECTUS

                        JACK HENRY & ASSOCIATES, INC.

                                761,989  SHARES

                    COMMON STOCK, $.01 PAR VALUE PER SHARE

                               RESCISSION OFFER

      Jack Henry & Associates, Inc. offers, under the terms and conditions described in the Prospectus, to rescind the previous purchase of a total of 761,989 shares of Common Stock, par value $0.01 per share (the "Common Stock") by the trustee (the "Trustee") under the Jack Henry & Associates, Inc. 401(k) Employee Stock Ownership Plan and Trust (the "Plan"), on behalf of certain participants in the Plan (the "Rescission Offerees") for (i) the consideration paid for such Common Stock, plus interest at the applicable rate from the date of purchase, less any dividends due or paid, or (ii) in the event the participant has caused the sale of such Common Stock, the consideration paid, less the proceeds from the sale, plus interest at the applicable rate, less any dividends due or paid (the "Rescission Offer"). The Rescission Offer applies to the purchases of Common Stock during the period from January 1, 1994, through June 27, 2001, at split adjusted prices ranging from $1.06 per share to $31.40 per share. The closing sale price of the Common Stock (as reported on Nasdaq) on July 26, 2001 was $28.66.

      RESCISSION OFFEREES ARE NOT REQUIRED TO ACCEPT THE RESCISSION OFFER. RESCISSION OFFEREES WHO ELECT TO ACCEPT THE RESCISSION OFFER MUST TENDER ALL OF THEIR COMMON STOCK CURRENTLY HELD UNDER THE PLAN. RESCISSION OFFEREES WHO FAIL TO RESPOND TO THIS RESCISSION OFFER BY THE EXPIRATION DATE WILL BE DEEMED BY THE COMPANY TO HAVE DECLINED THE RESCISSION OFFER. NONE OF THE PROCEEDS RESULTING FROM ACCEPTANCE THEREOF WILL BE PAID TO THE RESCISSION OFFEREE, BUT WILL BE PAID UPON DELIVERY OF THE SECURITY OR ACCEPTANCE OF THE OFFER TO THE TRUSTEE FOR THE RESCISSION OFFEREE'S ACCOUNT AND REINVESTED BY THE TRUSTEE AT THE NEXT INVESTMENT DATE (UNLESS SUCH COMMON STOCK HAS BEEN DISTRIBUTED TO THE RESCISSION OFFEREE AS A RESULT OF RETIREMENT OR TERMINATION OF EMPLOYMENT).

      The Rescission Offer will expire thirty (30) days from the date of this Prospectus at 11:59 p.m., Central Standard Time, on _______, 2001 (the "Expiration Date"). Rescission Offerees who do not accept the Rescission Offer will be deemed to have purchased registered Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), effective as of the date of this Prospectus.
          - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CON-TRARY IS A CRIMINAL OFFENSE.
          - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES.

          - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

          The date of this Prospectus is ________, 2001.

                              TABLE OF CONTENTS

 Available Information............................................     3
 Incorporation by Reference.......................................     3
 The Company......................................................     4
 The Rescission Offer.............................................     4
      Background and Reasons for the Rescission Offer.............     4
      Terms of the Rescission Offer...............................     5
      How to Accept or Decline the Rescission Offer...............     6
      Questions About the Rescission Offer........................     7
      Tax Effects of the Rescission Offer.........................     7
      Funding the Rescission Offer................................     7
 Risk Factors.....................................................     7
 Use of Proceeds..................................................     7
 Legal Opinion....................................................     8
 Appendix I B Rescission Offeree's Acceptance Form................     9


                            AVAILABLE INFORMATION

      Jack  Henry  &  Associates,  Inc.  is  subject  to  the   informational
 requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549, and at the SEC's Regional Offices located at Seven World Trade Center, New York, New York, 10048; and the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

      Jack Henry &  Associates, Inc. has  filed with the  SEC a  registration
 statement on Form S-3 (File No. 33             ) (herein, together with  all
 amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement.

                          INCORPORATION BY REFERENCE

      The following documents filed by Jack Henry & Associates, Inc. pursuant to the Exchange Act are hereby incorporated by reference:

    (i) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000;

    (ii)   The Company's Current Report on Form 8-K filed on July 21, 2000;

    (iii)  The Company's Current Report on Form 8-K filed on July 27, 2000;

    (iv) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

    (v) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000;

    (vi)   The Company's Current Report on Form 8-K filed on January 18,
           2001;

    (vii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

    (viii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed on July 14, 2000; and

    (ix) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Rescission Offer.

      Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Jack Henry & Associates, Inc. will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Please contact Kevin D. Williams, 663 Highway 60, P.O. Box 807, Monett, Missouri 65708, telephone
 (417) 235-6652 to request such documents.

                                 THE COMPANY

      Jack Henry & Associates, Inc. ("JHA" or the "Company") is a leading provider of integrated computer systems to banks with under $10.0 billion of total assets, which we refer to as community banks, as well as credit unions and other financial institutions in the United States. We offer a complete, integrated suite of data processing system solutions to improve our customers' management of their entire back-office and customer interaction processes. We believe our solutions enable our customers to provide better service to their customers and compete more effectively against larger banks and alternative financial institutions. Our customers either install and use our systems in-house or outsource these operations to us on a turn-key basis. We perform data conversion, hardware and software installation and software customization for the implementation of our systems and applications. We also provide continuing customer maintenance and support services to ensure proper product performance and reliability, which provides us with continuing client relationships and recurring revenue. For our customers who prefer not to acquire hardware and software, we provide turn-key outsourcing services through nine data centers and 14 item processing centers located across the United States.

      Our principal executive offices are located at 663 Highway 60, P.O. Box 807, Monett, Missouri 65708, and our telephone number is (417) 235-6652.

                             THE RESCISSION OFFER

 Background and Reasons for the Rescission Offer

      The Jack Henry & Associates, Inc. 401(k) Employee Stock Ownership Plan and Trust (the "Plan") is a qualified defined contribution plan under
 Section 401(k) of the Internal Revenue Code of 1986, as amended. The purpose of the Plan is to provide a voluntary, systematic method for a participant to save a specified percentage of the participant's compensation for retirement and to defer federal income tax, and where allowed state, city and county income taxes, on such compensation, together with matching contributions made by the Company ("Company Matching Contributions").

      A participant's contributions are held in a trust fund maintained for the benefit of participants in the Plan. A participant has the right to decide how to invest these contributions. There are currently twelve (12) different investment choices under the Plan. In January, 1994, participants were first given the option to invest their contributions in the Common Stock of Jack Henry & Associates, Inc. (the "Jack Henry Common Stock Fund"). A participant must indicate the percentage of his or her contribution to be allocated to each investment choice. A participant may elect to defer up to 15% of his or her compensation each year instead of receiving that amount in cash. Company Matching Contributions are invested in accordance with and in the same percentages as a Plan participants investment election under the Plan. Approximately every two weeks the trustee of the Plan, William Brinson (the "Trustee") purchases Jack Henry Common Stock for the benefit of Plan participants who elect to invest in the Jack Henry Common Stock Fund. The Common Stock is purchased by the Trustee on the open market at market prices.

      The Company is required to register the shares of Common Stock purchased by the Trustee for the Plan under the Securities Act of 1933. Although all of the purchases by the Trustee were made in a manner consistent with the Plan, and the investment elections of the Plan participants, the Company has determined that up to 761,989 shares of its Common Stock purchased by the Trustee between January 1, 1994 and June 27, 2001, may not have been properly registered in accordance with the Securities Act. If violations of securities laws occurred, the Rescission Offeree for whom such Common Stock was purchased has the right to have such shares of Common Stock repurchased by the Company or, if the Rescission Offeree has already directed and caused the sale of such shares of Common Stock, other relief. This offer is being made to ensure compliance with the Securities Act.

      The Company's Board of Directors has approved the Rescission Offer in order to limit any contingent liability the Company may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of the shares of Common Stock described above.

      For federal securities law purposes, nonacceptance of the Rescission Offer may not terminate a Rescission Offeree's right to bring a civil action against the Company for failure to register the shares under the Securities Act before expiration of the applicable statute of limitations. The statute of limitations for enforcement of such rights by a stockholder is one year commencing on the date of the sale of Common Stock sold in violation of the Federal registration requirements, but in no event later than three years after the Common Stock was offered to the participants.

 Terms of the Rescission Offer

      A Rescission Offeree who elected to allocate some of his or her contributions in the Plan to the purchase of Jack Henry Common Stock at any time between January 1, 1994 and June 27, 2001, and who is currently enrolled in the Plan, may direct that a sale of the Common Stock purchased with his or her contributions during that period be made by the Trustee to the Company at the price the Rescission Offeree paid for the Common Stock, plus interest determined by state law, less any dividends paid or due on such Common Stock. In the event such Rescission Offeree elects to accept the Rescission Offer, the number of shares of Jack Henry Common Stock owned by the Rescission Offeree under the Plan will be reduced by equivalent shares of Common Stock purchased by the Trustee during the above period. The proceeds from the Rescission Offer will be reinvested by the Trustee in the participant's account in accordance with the investment elections on record as of the next investment date. If such Rescission Offeree has already directed and caused the sale of such Common Stock, the Trustee may receive for the Rescission Offeree's account the price paid for such Common Stock, less the sale proceeds, plus interest at such applicable rate from the date of purchase, less any dividends received by such Rescission Offeree from such Common Stock.

      If the Rescission Offeree has directed and caused the distribution of Common Stock from the Plan, the Rescission Offeree is entitled to obtain relief on the above terms, except any proceeds will be paid directly to the Rescission Offeree or his beneficiary upon tender of such Common Stock.

      Interest to be paid on the amounts described above will be calculated, in the case of shares of Common Stock repurchased, for the period from the date of purchase by the Rescission Offeree pursuant to the Plan to the date of repurchase by the Company. The interest rate per annum to be paid is determined by reference to state law and therefore will depend on the state of residence of each Rescission Offeree.

      The Rescission offer will expire on _____________________________, 2001, the Expiration Date, which is thirty (30) days from the date of this Prospectus.

      The following summarizes the amount that the Company estimates it will pay for shares of Common Stock purchased by the Company in the Rescission Offer.

       Year     Average Per    Estimated    (Less)        Estimated
      Shares    Share Price    Interest     Dividends     Rescission

       1994        $1.57         $1.04         $1.21        $1.40

       1995         2.54          1.41          1.18         2.77

       1996         5.07          2.29          1.14         6.22

       1997         6.04          2.15          1.10         7.09

       1998         9.74          2.61          1.00        11.35

       1999         9.61          1.78           .87        10.52

       2000        21.50          1.81           .71        22.60

       2001        25.85          .90            .36        26.39


 (1) Average Per Share Price Paid has been adjusted to reflect a 4-for-3 stock split on March 11, 1994; a 3-for-2 stock split on March 14, 1997; a 2-for-1stock split on March 3, 2000; and a 2-for-1 stock split on March 5, 2001.

 (2) Assuming an annual interest rate of 7% and payment by the Company on June 30, 2001. The rate of interest will vary according to the Rescission Offeree's state of residence.

      As of July 26, 2001, the closing sale price of the Common Stock (as reported on Nasdaq) was $28.66. For the fifty-two week period ending on such date, the average sales price of the Common Stock ranged from a high of $33.24 to a low of $18.56.

      For Rescission Offerees who accept the Rescission Offer and who are still enrolled in the Plan, the Company and the Trustee will complete the transaction in accordance with the terms of the Rescission Offer. The number of shares held by the Rescission Offered under the Plan will be reduced by the equivalent number of shares so purchased by the Trustee, and all proceeds from the Rescission Offer will be paid to the Trustee for the Rescission Offeree's account. The Trustee will reinvest such proceeds in accordance with the Rescission Offeree's investment elections on record as of the next investment date. If the Rescission Offeree has previously directed and caused the Trustee to distribute such Common Stock from the Plan, such proceeds will be paid directly to such individual or his beneficiary within 30 days of tender of such Common Stock.

 How to Accept or Decline this Rescission Offer

      A RESCISSION OFFEREE IS NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER. Acceptance of the Rescission Offer is optional for each Rescission Offeree who holds units in the Jack Henry Common Stock Fund representing shares of Common Stock covered by this Rescission Offer. In light of the subsequent increases in market value of the Common Stock, acceptance of the Rescission Offer may result in payment which is significantly less than the current market value of the shares of Common Stock. If a Rescission Offeree elects to reject the Rescission Offer, the Rescission Offeree will hold the same number of units in the Jack Henry Common Stock Fund. In the event the Rescission Offeree elects to accept the Rescission Offer, the Rescission Offeree must detach and complete the form "Rescission Offeree's Acceptance of Rescission Offer," attached hereto as Appendix 1, and mail or return it to Jack Henry & Associates, Inc., Attn: Kevin D. Williams, 663 Highway 60, Monett, Missouri 65708, as soon as practicable after the date of receipt of this Prospectus but in no event having a postmark later than the Expiration Date.

      ANY RESCISSION OFFEREE WHO FAILS TO NOTIFY THE COMPANY IN WRITING OF HIS OR HER ACCEPTANCE OF THE RESCISSION OFFER, ON OR PRIOR TO THE EXPIRATION DATE WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER; HOWEVER, ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE A RESCISSION OFFEREE'S RIGHT TO BRING A CIVIL ACTION AGAINST THE COMPANY FOR FAILURE TO REGISTER THE SHARES UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT A RESCISSION OFFEREE MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF PURCHASE OF SUCH SHARES.

 Questions about the Rescission Offer

      Rescission Offerees who have questions about the Rescission Offer may call Kevin D. Williams at (417) 235-6652 between 9:00 a.m and 5:00 p.m., Central Standard time.

 Use of Stock Repurchased by the Company in Rescission Offer

      The shares of Common Stock repurchased by the Company pursuant to the Rescission Offer, if any, will become treasury shares. The Company has no present plans to sell such treasury shares.

 Tax Effects of Rescission Offer

      A Rescission Offeree's acceptance or rejection of this Rescission Offer, or the sale of Common Stock pursuant to it, is not considered to be a taxable event before withdrawal or distribution of funds from such Rescission Offeree's Plan account to the Rescission Offeree or his or her beneficiary. All funds paid by the Company for Common Stock of a Rescission Offeree as a result of this Rescission Offer will be paid to the Trustee and remain in the Plan trust and will be reinvested in accordance with the Rescission Offeree's existing investment option(s) in the Plan. Upon any later withdrawal or distribution, any gain resulting from this Rescission Offer will generally be taxable as ordinary income to the Rescission Offeree or his or her beneficiary. An additional 10 percent income tax may be imposed in cases of early withdrawal. Special tax advantages for some lump-sum distributions and rollovers are allowed. Each Rescission Offeree should consult with his/her own tax advisor with regard to the proper tax treatment for him/her in connection with the Rescission Offer.

 Funding the Rescission Offer

      The Company has sufficient funds available to pay for the purchase of any shares of Common Stock which may be tendered to it as a result of the Rescission Offer. Because of the current market prices of its Common Stock, the Company does not anticipate that a material number of Rescission Offerees will elect to accept this Rescission Offer.

                                RISK FACTORS

      The "Risk Factors" section within the Company's annual report on Form 10-K, filed on September 27, 2000 is incorporated by reference into this Registration Statement on Form S-3.

                               USE OF PROCEEDS

      The Company will receive no proceeds from the Rescission Offer. The Common Stock was originally purchased in brokerage transactions on the open market for which the Company did not receive any proceeds.


                                LEGAL OPINION

      The legality of the Common Stock offered hereby has been passed upon for the Company by Shughart Thomson & Kilroy, P.C., Kansas City, Missouri.

                                  APPENDIX I

                       RESCISSION OFFEREE'S ACCEPTANCE
                           OF THE RESCISSION OFFER
                               _______________

      YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT EXECUTE AND RETURN THE FORM. YOU NEED TO DO NOTHING TO REJECT THIS RESCISSION OFFER.

      IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE EXECUTE AND RETURN THIS FORM, PURSUANT TO THE INSTRUCTIONS BELOW.
                               _______________



 Kevin D. Williams
 Jack Henry & Associates, Inc.
 663 Highway 60
 Monett, Missouri  65708

 Ladies and Gentlemen:

      The undersigned acknowledges receipt of a Prospectus dated _________, 2001, of Jack Henry & Associates, Inc. (the "Company"), together with the Appendix thereto (the "Prospectus"), pursuant to which the Company offers to rescind (the "Rescission Offer") purchases by the trustee (the "Trustee") of the Jack Henry & Associates, Inc. 401(k) Employee Stock Ownership Plan & Trust (the "Plan") of shares of Common Stock (the "Common Stock") of the
 Company between January 1, 1994 and June 27, 2001, made with the undersigned's contributions to the Plan, and, if the Rescission Offer is accepted by the undersigned, to pay to the Trustee of the undersigned's account the original purchase price paid by the Trustee to purchase such Common Stock, plus interest thereon as determined in accordance with the applicable rate, less any dividends due or paid on such Common Stock.

      In the event the undersigned elects to accept this Rescission Offer, the undersigned understands that the number of shares of Common Stock held by the undersigned under the Plan will be reduced by an equivalent number of shares of Common Stock purchased by the Trustee during the above period and all proceeds from such account balance reduction will be paid to the Trustee for the undersigned's account for investment in accordance with the undersigned's current investment instructions.

      If the undersigned has previously directed and caused the Trustee to distribute such Common Stock from the Plan, the proceeds will be paid directly to the undersigned or the undersigned's beneficiary upon timely tender of such Common Stock.

      Therefore, I hereby accept the Rescission Offer for the above Common Stock purchased by the Trustee with my contributions, on terms set forth in this letter. Furthermore, I direct that all payments be made to the Trustee for my Plan account unless I have previously directed and caused a prior distribution from the Plan of such Common Stock. I understand and agree that as a result of such acceptance, I will no longer hold Common Stock under the Plan.

 ___________________________________     ____________________________________
 Name (please print)                     Signature

 ___________________________________     ____________________________________
 Street Address                          Date:

 ___________________________________     ____________________________________
 City, State and Zip Code of             Social Security Number or
 Residence                               Taxpayer Identification Number

 Instructions: In order to indicate your acceptance of the Rescission Offer, you must:

      (1) Sign the form and provide your complete address, date, and social security or Taxpayer Identification Number, and

      (2)  Mail the form to the Company.

 Delivery Instructions: This form should be mailed to the Company as soon as practicable, but in no event having a Postmark later than the Expiration Date of this Rescission Offer, 11:59 p.m., Central Standard Time, ____________, 2001.

                                  PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

 ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

      Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any of its directors and officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had not reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Article Eleventh of the Company's Certificate of Incorporation provides for the indemnification of directors and officers of the Company against any liability they may incur in their capacities as such to the fullest extent permitted by the DGCL.

      The Company has entered into indemnification agreements with its directors and officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses incurred in connection with the defense or settlement of any proceeding brought against them by reason of the fact that they were directors or officers of the Company.

      The Company has in effect directors' and officers' liability insurance with a limit of $1,000,000 and fiduciary liability insurance with a limit of $1,000,000. The fiduciary liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.

 ITEM 16.  EXHIBITS

      The Exhibits filed herewith are set forth on the Index to Exhibits filed as a part of this Registration Statement on page 14 hereof.

 ITEM 17.  UNDERTAKINGS

      The undersigned hereby undertakes:

      (a) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monett, State of Missouri, on this 30th day of July, 2001.

                                  JACK HENRY & ASSOCIATES, INC.
                                  (Registrant)


                                  By: /s/ Michael E. Henry
                                      ------------------------------------
                                      Michael E. Henry
                                      Chairman of the Board and
                                      Chief Executive Officer

      Each person whose signature appears below appoints Michael E. Henry and Terry W. Thompson or either of them, as such person's true and lawful attorneys to execute in the name of the each such person, and to file, any amendments to this registration statement that either of such attorneys shall deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of shares of Common Stock of the Registrant that are subject to the registration statement, which amendments may make such changes in such registration statement as either of the above-named attorneys deems appropriate to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that either of said attorneys shall do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



 Signature              Capacity                    Date


 /s/ Michael E. Henry   Chairman of the Board and
 --------------------   Chief Executive Officer     July 30, 2001
 Michael E. Henry


 /s/ Terry W. Thompson  President                   July 30, 2001
 ---------------------
 Terry W. Thompson


 /s/ John W. Henry      Vice Chairman, Senior Vice
 ---------------------  President and Director      July 30, 2001
 John W. Henry


 /s/ Jerry D. Hall      Executive Vice President
 ---------------------  and Director                July 30, 2001
 Jerry D. Hall


 /s/ Kevin D. Williams  Treasurer and Chief
 ---------------------  Financial Officer           July 30, 2001
 Kevin D. Williams      (Principal Accounting
                        Officer)


 /s/ James J. Ellis     Director                    July 30, 2001
 ---------------------
 James J. Ellis

 /s/ Burton O. George   Director                    July 30, 2001
 ---------------------
 Burton O. George


 /s/ George R. Curry    Director                    July 30, 2001
 ---------------------
 George R. Curry

                              INDEX TO EXHIBITS


 Exhibit No.    Description
 -----------    -----------
 4.1.1          Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Registrant's Registration
                Statement on Form S-1, filed November 17, 1985).

 4.1.2 Certificate of Amendment of Certificate of Incorporation (incorporated by reference from Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended December 31, 1987).

 4.1.3 Certificate of Amendment of Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the Year Ended June 30, 1993).

 4.1.4 Certificate of Amendment of Certificate of Incorporation (incorporated by reference from Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1997).

 4.1.5 Certificate of Amendment of Certificate of Incorporation (incorporated by reference from Exhibit 3.6 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1998).

 4.2 Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit A to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1996).

 5.1 Opinion of Shughart Thomson & Kilroy P.C., regarding the legality of securities to be issued.

 23.1           Consent of Deloitte & Touche LLP.

 23.2 Consent of Shughart Thomson & Kilroy, P.C. (contained in their opinion filed as exhibit 5.1).

 24.1 Powers of attorney (set forth on the signature page of this registration statement).